UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (date of earliest event reported): January 18, 2002



                        PATH 1 NETWORK TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)



         Delaware                  000-30928                13-3989885
  (State of Incorporation) (Commission File Number) (I.R.S. Identification No.)



            3636 Nobel Drive, Suite 400, San Diego, California 92122
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (858) 450-4220


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Item 5.  Other Events

     On January 18, 2002, the Company entered into a agreement with DTKA Holdings Limited, a British Virgin Islands corporation ("DTKA"), for an equity line of credit of up to US$10,000,000 (the "Equity Line"). The funding was arranged by New York investment banking firm, Jesup & Lamont Securities Corporation. The Equity Line will allow us to make a series of draws on the line in a minimum amount of $100,000 each ("draw downs") over the next twenty-four months.

     The Company's ability to draw on the Equity Line is subject to a requirement that it register all of the common stock subject to the Equity Line and warrant with the U.S. Securities & Exchange Commission ("Commission"). There can be no assurance that a registration statement filed with respect to these shares will be approved by the Commission within a timeframe necessary to meet the Company's funding needs or at all. In the event the registration statement is not approved, the Company would be required to seek alternative forms of financing to meet its cash requirements. Upon approval of the registration statement, all shares received under the Equity Line or the warrant will be available for immediate sale into the market, which could have an adverse effect on the trading price of our common stock.

     DTKA is not obligated to purchase shares representing a greater than 9.9% interest in our outstanding common stock and, as a result, total funding under the Equity Line may be less than $10,000,000 if fluctuations in the trading price of our common stock results in a change of purchase price for stock issuable under the Equity Line. The initial purchase price under the Equity Line is 91.5% of the daily volume weighted average price of our common stock on the Over-The-Counter Bulletin Board. The price will be increased by 0.25% for each US$15,000,000 increase in our market capitalization over US$65,000,000 until it reaches 93.5%.

     In addition to the shares being purchased under the Equity Line, DTKA will receive a warrant to purchase upto 61,131 common shares at a purchase price of $5.6436 per share.

     As consideration for arranging the Equity Line, Jesup & Lamont Securities Corporation will receive a fee equal to 5% of each draw down on close of escrow and a warrant to purchase 61,131 shares of common stock on the same terms and conditions as the warrant issued to DTKA.

     The Equity Line places certain restrictions on our ability to obtain alternative forms of equity financing in the future, and gives DTKA a right of first refusal in certain funding transactions. As a result, our ability to meet our cash flow requirements during 2002 is substantially dependent on the availability of funds under the Equity Line and other forms of financing currently being pursued by the Company.

Item 7.    Exhibits

  10.1     Stock Purchase Agreement dated January 17, 2002.
  99.2     Press Release dated January 18, 2002.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


PATH 1 NETWORK TECHNOLOGIES INC.




/s/ Frederick A. Cary
---------------------------
Frederick A. Cary
President and Chief Executive Officer



January 25, 2002


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INDEX TO EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION
-------------     --------------------------------------------------------------
10.1              Stock Purchase Agreement dated January 17, 2002
99.2              Press release dated January 18, 2002